UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 16, 2025
(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)
(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) held on May 16, 2025, the Board approved and adopted, effective as of May 16, 2025, the Third Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The following description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

The Amended and Restated Bylaws include amendments to provide that special meetings of stockholders of the Company may be called upon the written request of stockholders of record or beneficial owners of the Company who own not less than twenty-five percent (25%) of the voting power of the outstanding shares of common stock of the Company entitled to vote on each of the matters proposed to be considered at such special meeting and who comply with the procedures set forth in the Amended and Restated Bylaws. Previously, the Second Amended and Restated Bylaws of the Company did not provide for special meetings to be called upon stockholder request.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Qorvo, Inc., adopted on May 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
	Name:	Grant A. Brown
	Title:	Chief Financial Officer

Date: May 20, 2025